FIRST QUARTER 2022
Supplemental Information

Investor and Media Contact
American Assets Trust, Inc.
Robert F. Barton
Executive Vice President and Chief Financial Officer
858-350-2607

American Assets Trust, Inc.'s Portfolio is concentrated in high-barrier-to-entry markets with favorable supply/demand characteristics

BELLEVUE
PORTLAND
SAN FRANCISCO
MONTEREY
SAN DIEGO
OAHU / HONOLULU
SAN ANTONIO

	Office	Retail	Multifamily	Mixed-Use
Market	Square Feet	Square Feet	Units	Square Feet	Suites
San Diego	1,563,221	1,322,200	1,455 (1)	—	—

Bellevue	1,026,063	—	—	—	—

Portland	876,242	44,236	657	—	—

Monterey	—	673,155	—	—	—

San Antonio	—	588,148	—	—	—

San Francisco	522,696	35,159	—	—	—

Oahu		429,718	—	93,925	369

Total	3,988,222	3,092,616	2,112	93,925	369

		Square Feet		%	NOI % (2)
Note: Circled areas represent all markets in which American Assets Trust, Inc. currently owns and operates its real estate properties. Size of circle denotes approximation of square feet / units. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.	Office	4.0	million	56%	55%
	Retail	3.1	million	44%	26%
Data is as of March 31, 2022.	Totals	7.1	million
(1) Includes 122 RV spaces.
(2) Percentage of Net Operating Income (NOI) calculated for the three months ended March 31, 2022. Reconciliation of NOI to net income is included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

This Supplemental Information contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as the outbreak of COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including the ability of our company, our properties and our tenants to operate; adverse economic or real estate developments in our markets; our failure to generate sufficient cash flows to service our outstanding indebtedness; defaults on, early terminations of or non-renewal of leases by tenants, including significant tenants; difficulties in identifying properties to acquire and completing acquisitions; difficulties in completing dispositions; our failure to successfully operate acquired properties and operations; our inability to develop or redevelop our properties due to market conditions; fluctuations in interest rates and increased operating costs; risks related to joint venture arrangements; our failure to obtain necessary outside financing; on-going litigation; general economic conditions; financial market fluctuations; risks that affect the general retail, office, multifamily and mixed-use environment; the competitive environment in which we operate; decreased rental rates or increased vacancy rates; conflicts of interests with our officers or directors; lack or insufficient amounts of insurance; environmental uncertainties and risks related to adverse weather conditions and natural disasters; other factors affecting the real estate industry generally; limitations imposed on our business and our ability to satisfy complex rules in order for us to continue to qualify as a REIT for U.S. federal income tax purposes; and changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.
While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, refer to our most recent Annual Report on Form 10-K and other risks described in documents subsequently filed by us from time to time with the Securities and Exchange Commission.

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FINANCIAL HIGHLIGHTS

First Quarter 2022 Supplemental Information	Page

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except shares and per share data)	March 31, 2022	December 31, 2021

ASSETS	(unaudited)
Real estate, at cost
Operating real estate	$3,440,692	$3,389,726
Construction in progress	159,066	139,098
Held for development	547	547
	3,600,305	3,529,371
Accumulated depreciation	(868,848)	(847,390)
Net real estate	2,731,457	2,681,981
Cash and cash equivalents	73,573	139,524
Restricted cash	—	—
Accounts receivable, net	7,876	7,445
Deferred rent receivable, net	85,551	82,724
Other assets, net	112,677	106,253
TOTAL ASSETS	$3,011,134	$3,017,927
LIABILITIES AND EQUITY
LIABILITIES:
Secured notes payable, net	$110,976	$110,965
Unsecured notes payable, net	1,538,052	1,538,238
Unsecured line of credit, net	—	—
Accounts payable and accrued expenses	68,797	64,531
Security deposits payable	8,280	7,855
Other liabilities and deferred credits, net	79,142	86,215
Total liabilities	1,805,247	1,807,804
Commitments and contingencies
EQUITY:
American Assets Trust, Inc. stockholders' equity
Common stock, $0.01 par value, 490,000,000 shares authorized, 60,522,043 and 60,525,580 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	605	605
Additional paid in capital	1,454,746	1,453,272
Accumulated dividends in excess of net income	(226,474)	(217,785)
Accumulated other comprehensive income	7,063	2,872
Total American Assets Trust, Inc. stockholders' equity	1,235,940	1,238,964
Noncontrolling interests	(30,053)	(28,841)
Total equity	1,205,887	1,210,123
TOTAL LIABILITIES AND EQUITY	$3,011,134	$3,017,927

First Quarter 2022 Supplemental Information	Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2022	2021
REVENUE:
Rental income	$96,986	$81,130
Other property income	4,484	2,856
Total revenue	101,470	83,986
EXPENSES:
Rental expenses	24,145	18,246
Real estate taxes	11,429	11,354
General and administrative	7,142	6,823
Depreciation and amortization	30,412	27,501
Total operating expenses	73,128	63,924
OPERATING INCOME	28,342	20,062
Interest expense	(14,666)	(14,005)
Loss on early extinguishment of debt	—	(4,271)
Other (expense) income, net	(162)	(53)
NET INCOME	13,514	1,733
Net income attributable to restricted shares	(155)	(137)
Net income attributable to unitholders in the Operating Partnership	(2,836)	(339)
NET INCOME ATTRIBUTABLE TO AMERICAN ASSETS TRUST, INC. STOCKHOLDERS	$10,523	$1,257

EARNINGS PER COMMON SHARE
Basic income from operations attributable to common stockholders per share	$0.18	$0.02
Weighted average shares of common stock outstanding - basic	60,038,683	59,984,335
Diluted income from continuing operations attributable to common stockholders per share	$0.18	$0.02
Weighted average shares of common stock outstanding - diluted	76,220,220	76,165,872

First Quarter 2022 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2022	2021
Funds from Operations (FFO) (1)
Net income	$13,514	$1,733
Depreciation and amortization of real estate assets	30,412	27,501
FFO, as defined by NAREIT	43,926	29,234
Less: Nonforfeitable dividends on restricted stock awards	(153)	(135)
FFO attributable to common stock and common units	$43,773	$29,099

FFO per diluted share/unit	$0.57	$0.38

Weighted average number of common shares and common units, diluted (2)	76,224,367	76,170,653

Funds Available for Distribution (FAD) (1)	$29,122	$18,029

Dividends
Dividends declared and paid	$24,545	$21,463
Dividends declared and paid per share/unit	$0.32	$0.28

First Quarter 2022 Supplemental Information	Page

FUNDS FROM OPERATIONS, FFO AS ADJUSTED & FUNDS AVAILABLE FOR DISTRIBUTION (CONTINUED)

(Unaudited, amounts in thousands, except shares and per share data)	Three Months Ended
	March 31,
	2022	2021
Funds Available for Distribution (FAD) (1)
FFO (6)	$43,926	$29,234
Adjustments:
Tenant improvements, leasing commissions and maintenance capital expenditures	(12,320)	(8,528)
Net effect of straight-line rents (3)	(3,681)	(5,221)
Amortization of net above (below) market rents (4)	(829)	(779)
Net effect of other lease assets (5)	50	1,397
Amortization of debt issuance costs and debt fair value adjustment	640	577
Non-cash compensation expense	1,489	1,484
Nonforfeitable dividends on restricted stock awards	(153)	(135)
FAD	$29,122	$18,029

Summary of Capital Expenditures
Tenant improvements and leasing commissions	$7,181	$4,718
Maintenance capital expenditures	5,139	3,810
	$12,320	$8,528

Notes:
(1)    See Glossary of Terms.
(2)    For the three months ended March 31, 2022 and 2021, the weighted average common shares and common units used to compute FFO per diluted share/unit include operating partnership common units and unvested restricted stock awards that are subject to time vesting. The shares/units used to compute FFO per diluted share/unit include additional shares/units which were excluded from the computation of diluted EPS, as they were anti-dilutive for the periods presented.
(3)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(4)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(5)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(6)    FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

CORPORATE GUIDANCE

(Amounts in thousands, except share and per share data)

	Prior 2022 Guidance Range (1) (2)		Revised 2022 Guidance Range (2)
Funds from Operations (FFO):
Net income	$47,958	$54,058	$49,757	$55,860
Depreciation and amortization of real estate assets	112,031	112,031	113,374	113,374
FFO, as defined by NAREIT	159,989	166,089	163,131	169,234
Less: Nonforfeitable dividends on restricted stock awards	(632)	(632)	(642)	(642)
FFO attributable to common stock and units	$159,357	$165,457	$162,489	$168,592
Weighted average number of common shares and units, diluted	76,247,734	76,247,734	76,285,403	76,285,403
FFO per diluted share, updated	$2.09	$2.17	$2.13	$2.21

Notes:
(1)    The Prior 2022 Guidance Range as reported in the company's Fourth Quarter 2021 Supplemental Information
(2)    The company's guidance excludes any impact from future acquisitions, dispositions, equity issuances or repurchases, future debt financings or repayments.

FFO is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of FFO to net income are included in the Glossary of Terms.

These estimates are forward-looking and reflect management's view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates and the amount and timing of acquisition and development activities. Our actual results may differ materially from these estimates.

First Quarter 2022 Supplemental Information	Page

SAME-STORE NET OPERATING INCOME (NOI)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2022
	Office	Retail	Multifamily	Mixed-Use	Total
Real estate rental revenue
Same-store	$45,219	$24,841	$13,889	$13,171	$97,120
Non-same store (1)	4,350	—	—	—	4,350
Total	49,569	24,841	13,889	13,171	101,470
Real estate expenses
Same-store	11,964	7,728	6,079	8,437	34,208
Non-same store (1)	1,366	—	—	—	1,366
Total	13,330	7,728	6,079	8,437	35,574
Net Operating Income (NOI)
Same-store	33,255	17,113	7,810	4,734	62,912
Non-same store (1)	2,984	—	—	—	2,984
Total	$36,239	$17,113	$7,810	$4,734	$65,896
Same-store NOI	$33,255	$17,113	$7,810	$4,734	$62,912
Net effect of straight-line rents (2)	(3,258)	(164)	211	(122)	(3,333)
Amortization of net above (below) market rents (3)	(392)	(263)	—	(10)	(665)
Net effect of other lease assets (4)	40	9	—	—	49
Tenant improvement reimbursements (5)	(157)	(1)	—	—	(158)
Same-store cash NOI (5)	$29,488	$16,694	$8,021	$4,602	$58,805

Notes:
(1)    Same-store and non-same store classifications are determined based on properties held on March 31, 2022 and 2021. See Glossary of Terms.
(2)    Represents the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances.
(3)    Represents the adjustment related to the acquisition of buildings with above (below) market rents.
(4)    Represents adjustments related to amortization of lease incentives paid to tenants, amortization of lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases at the Annex at The Landmark at One Market.
(5)    Tenant improvement reimbursements are excluded from same-store cash NOI to provide a more accurate measure of operating performance.

NOI and same-store cash NOI are non-GAAP supplemental earnings measures which we consider meaningful in measuring our operating performance. Reconciliations of NOI and same-store cash NOI to net income are included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON EXCLUDING REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2022	2021	Change
Cash Basis:
Office	$29,488	$26,291	12.2%
Retail	16,694	16,290	2.5
Multifamily	8,021	7,107	12.9
Mixed-Use	4,602	1	460,100.0
Same-store Cash NOI (1)(2)	$58,805	$49,689	18.3%

Notes:
(1)    Excluding lease termination fees, for the three months ended March 31, 2022 and 2021, same-store cash NOI would be 18.5%.
(2)    See Glossary of Terms.

Same-store cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI to net income is included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

SAME-STORE CASH NOI COMPARISON WITH REDEVELOPMENT

(Unaudited, amounts in thousands)	Three Months Ended
	March 31,
	2022	2021	Change
Cash Basis:
Office	$29,299	$26,299	11.4%
Retail	16,694	16,290	2.5
Multifamily	8,021	7,107	12.9
Mixed-Use	4,602	1	460,100.0
Same-store Cash NOI with Redevelopment (1)(2)	$58,616	$49,697	17.9%

Notes:
(1)    Excluding lease termination fees, for the three months ended March 31, 2022 and 2021, same-store cash NOI with redevelopment would be 18.1%.
(2)    See Glossary of Terms.

Same-store cash NOI with redevelopment is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of same-store cash NOI with redevelopment to net income is included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

CASH NOI BY REGION

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2022
	Office	Retail	Multifamily	Mixed-Use	Total
Cash Basis:
Southern California	$13,417	$8,009	$6,706	$—	$28,132
Northern California	4,844	2,336	—	—	7,180
Hawaii	—	2,898	—	4,602	7,500
Oregon	6,065	214	1,315	—	7,594
Texas	—	3,240	—	—	3,240
Washington	7,790	—	—	—	7,790
Total Cash NOI	$32,116	$16,697	$8,021	$4,602	$61,436

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

CASH NOI BREAKDOWN

Three Months Ended March 31, 2022

Cash NOI Breakdown

Portfolio Diversification by Geographic Region	Portfolio Diversification by Segment

Oregon
12%
Washington
13%
Hawaii
12%
Texas
5%
Northern
California
12%
Southern California
46%

Multifamily
13%
Mixed-Use
8%
Office
52%
Retail
27%

Cash NOI is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. A reconciliation of cash NOI to net income is included in the Glossary of Terms.

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PROPERTY REVENUE AND OPERATING EXPENSES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Office Portfolio
La Jolla Commons	$7,733	$185	$2,407	$(2,712)	$(167)	$7,446
Torrey Reserve Campus (7)	5,227	57	264	(1,525)	(327)	3,696
Torrey Point	1,319	80	—	(294)	(253)	852
Solana Crossing	1,974	9	39	(537)	(44)	1,441
The Landmark at One Market	9,886	120	94	(2,849)	(2,328)	4,923
One Beach Street	—	—	—	(79)	—	(79)
First & Main	2,843	182	696	(977)	101	2,845
Lloyd Portfolio (7)	4,220	354	186	(1,329)	(101)	3,330
City Center Bellevue	6,006	385	208	(1,706)	217	5,110
Eastgate Office Park (8)	1,651	56	759	(731)	—	1,735
Corporate Campus East III (9)	937	62	346	(355)	(155)	835
Bel-Spring 520 (10)	120	2	54	(46)	(19)	111
Subtotal Office Portfolio	$41,916	$1,492	$5,053	$(13,140)	$(3,076)	$32,245
Retail Portfolio
Carmel Country Plaza	$916	$29	$192	$(186)	$(29)	$922
Carmel Mountain Plaza	3,075	43	769	(958)	(81)	2,848
South Bay Marketplace	566	29	179	(174)	2	602
Gateway Marketplace	658	—	211	(226)	10	653
Lomas Santa Fe Plaza	1,504	28	277	(412)	23	1,420
Solana Beach Towne Centre	1,592	33	525	(624)	38	1,564
Del Monte Center	2,202	251	899	(1,348)	37	2,041
Geary Marketplace	291	—	155	(151)	—	295
The Shops at Kalakaua	257	16	45	(86)	—	232
Waikele Center	3,063	209	1,034	(1,648)	8	2,666
Alamo Quarry Market	3,409	134	1,441	(1,812)	68	3,240
Hassalo on Eighth - Retail	247	28	42	(103)	—	214
Subtotal Retail Portfolio	$17,780	$800	$5,769	$(7,728)	$76	$16,697

First Quarter 2022 Supplemental Information	Page

PROPERTY REVENUE AND OPERATING EXPENSES (CONTINUED)

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2022
		Additional		Property
		Property	Billed Expense	Operating	Rental	Cash
Property	Base Rent (1)	Income (2)	Reimbursements (3)	Expenses (4)	Adjustments (5)	NOI (6)
Multifamily Portfolio
Loma Palisades	$3,800	$256	$—	$(1,467)	$(7)	$2,582
Imperial Beach Gardens	1,018	56	—	(460)	—	614
Mariner's Point	502	28	—	(199)	(1)	330
Santa Fe Park RV Resort	449	39	—	(266)	—	222
Pacific Ridge Apartments	4,732	198	—	(1,967)	(5)	2,958
Hassalo on Eighth - Multifamily	2,765	397	—	(1,721)	(126)	1,315
Subtotal Multifamily Portfolio	$13,266	$974	$—	$(6,080)	$(139)	$8,021
Mixed-Use Portfolio
Waikiki Beach Walk - Retail	$2,165	$1,125	$792	$(1,491)	$(288)	$2,303
Waikiki Beach Walk - Embassy Suites™	8,054	1,191	—	(6,946)	—	2,299
Subtotal Mixed-Use Portfolio	$10,219	$2,316	$792	$(8,437)	$(288)	$4,602
Subtotal Development Properties	$—	$26	$—	$(155)	$—	$(129)
Total	$83,181	$5,608	$11,614	$(35,540)	$(3,427)	$61,436
Cash NOI is a non-GAAP supplemental earnings measure which the company considers meaningful in measuring its operating performance. A reconciliation of total cash NOI to net income is included in the Glossary of Terms.
Notes:
(1)    Base rent for our office and retail portfolio and the retail portion of our mixed-use portfolio represents base rent for the three months ended March 31, 2022 (before deferrals, abatements, and tenant improvement reimbursements) and excludes the impact of straight-line rent and above (below) market rent adjustments. Total abatements for our office portfolio were approximately $3.5 million for the three months ended March 31, 2022. Total abatements for our mixed-use portfolio were approximately $0.3 million for the three months ended March 31, 2022. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Multifamily portfolio base rent represents base rent (including parking, before abatements) less vacancy allowance and employee rent credits and includes additional rents (additional rents include insufficient notice penalties, month-to-month charges and pet rent). There were $0.1 million of abatements for our multifamily portfolio for the three months ended March 31, 2022. For Waikiki Beach Walk - Embassy SuitesTM, base rent is equal to the actual room revenue for the three months ended March 31, 2022. Total tenant improvement reimbursements for our office portfolio, retail portfolio and the retail portion of our mixed-use portfolio were approximately $0.2 million for the three months ended March 31, 2022.
(2)    Represents additional property-related income for the three months ended March 31, 2022, which includes: (i) percentage rent, (ii) other rent (such as storage rent, license fees and association fees) and (iii) other property income (such as late fees, default fees, lease termination fees, parking revenue, the reimbursement of general excise taxes, laundry income and food and beverage sales).
(3)    Represents billed tenant expense reimbursements for the three months ended March 31, 2022.
(4)    Represents property operating expenses for the three months ended March 31, 2022. Property operating expenses includes all rental expenses, except non cash rent expense.
(5)    Represents various rental adjustments related to base rent (deferrals, abatements, tenant improvement reimbursements, and net change in lease receivables (solely with respect to Q2 2020 through Q4 2021)).
(6)    See Glossary of Terms.
(7)    Base rent shown includes amounts related to American Assets Trust, L.P.'s corporate leases at Torrey Point and Lloyd Portfolio. This intercompany rent is eliminated in the consolidated statement of operations. The base rent and abatements were both $0.3 million for the three months ended March 31, 2022.
(8)    Eastgate Office Park was acquired by us on July 7, 2021.
(9)    Corporate Campus East III was acquired by us on September 10, 2021.
(10)    Bel-Spring 520 was acquired by us on March 8, 2022.

First Quarter 2022 Supplemental Information	Page

SEGMENT CAPITAL EXPENDITURES

(Unaudited, amounts in thousands)	Three Months Ended March 31, 2022
Segment	Tenant Improvements and Leasing Commissions	Maintenance Capital Expenditures	Total Tenant Improvements, Leasing Commissions and Maintenance Capital Expenditures	Redevelopment and Expansions	New Development	Total Capital Expenditures
Office Portfolio	$4,888	$2,009	$6,897	$6,895	$12,874	$26,666
Retail Portfolio	2,045	1,512	3,557	3	—	3,560
Multifamily Portfolio	—	1,535	1,535	36	—	1,571
Mixed-Use Portfolio	248	83	331	—	—	331
Total	$7,181	$5,139	$12,320	$6,934	$12,874	$32,128

First Quarter 2022 Supplemental Information	Page

SUMMARY OF OUTSTANDING DEBT

(Unaudited, amounts in thousands)	Amount
	Outstanding at		Annual Debt
Debt	March 31, 2022	Interest Rate	Service (1)	Maturity Date
City Center Bellevue (2)	111,000	3.98%	114,007	November 1, 2022
Secured Notes Payable / Weighted Average (3)	$111,000	3.98%	$114,007

Term Loan A (4)	$100,000	2.70%	$2,700	January 5, 2027
Term Loan B (5)	100,000	2.65%	102,649	March 1, 2023
Term Loan C (6)	50,000	2.64%	51,321	March 1, 2023
Series F Notes (7)	100,000	3.85%	3,780	July 19, 2024
Series B Notes	100,000	4.45%	4,450	February 2, 2025
Series C Notes	100,000	4.50%	4,500	April 1, 2025
Series D Notes (8)	250,000	3.87%	10,725	March 1, 2027
Series E Notes (9)	100,000	4.18%	4,240	May 23, 2029
Series G Notes (10)	150,000	3.88%	5,865	July 30, 2030
3.375% Senior Unsecured Notes (11)	500,000	3.38%	16,875	February 1, 2031
Unsecured Notes Payable / Weighted Average (12)	$1,550,000	3.61%	$207,105

Unsecured Line of Credit (13)	$—	—%
Notes:
(1)    Includes interest and principal payments due over the next twelve months.
(2)    Interest only.
(3)    The Secured Notes Payable total does not include debt issuance costs, net of $0.02 million.
(4)    On January 5, 2022, the maturity date for Term Loan A was extended to January 5, 2027 with no further extension options. On January 14, 2022, we entered into two interest rate swap agreements that are intended to fix the interest rate associated with Term Loan A at approximately 2.70% through January 5, 2027, subject to adjustments based on our consolidated leverage ratio.
(5)    Term Loan B matures on March 1, 2023. Term Loan B accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.65%, subject to adjustments based on our consolidated leverage ratio.
(6)    Term Loan C matures on March 1, 2023. Term Loan C accrues interest at a variable rate, which we fixed as part of an interest rate swap for an all-in interest rate of 2.64%, subject to adjustments based on our consolidated leverage ratio.
(7)    $100 million of 3.78% Senior Guaranteed Notes, Series F, due July 19, 2024. Net of the settlement of the treasury lock contract, the effective interest rate for the Series F Notes is approximately 3.85%, through maturity.
(8)    $250 million of 4.29% Senior Guaranteed Notes, Series D, due March 1, 2027. Net of the settlement of the forward-starting interest rate swap, the effective interest rate for the Series D Notes is approximately 3.87% per annum, through maturity.
(9)    $100 million of 4.24% Senior Guaranteed Notes, Series E, due May 23, 2029. Net of the settlement of the treasury lock contract, the effective interest rate for the Series E Notes is approximately 4.18%, through maturity.
(10)    $150 million of 3.91% Senior Guaranteed Notes, Series G, due July 30, 2030. Net of the settlement of the treasury lock contract, the effective interest rate for the Series G Notes is approximately 3.88% through maturity.
(11)    $500 million of 3.375% Senior Unsecured Notes due February 1, 2031. Net of debt issuance discount, the effective interest rate for the 3.375% Notes is approximately 3.502% through maturity.
(12)    The Unsecured Notes Payable total does not include debt issuance costs and discounts, net of $11.9 million.
(13)    On January 5, 2022, the unsecured revolving line of credit (the "2022 Revolver Loan") capacity was increased to $400 million, with a maturity date of January 5, 2026, subject to our option to extend the 2022 Revolver Loan up to two times, with each such extension for a six-month period. The 2022 Revolver Loan currently accrues interest at SOFR, plus the applicable SOFR adjustment and a spread which ranges from 1.05%-1.50%, based on our consolidated leverage ratio.

First Quarter 2022 Supplemental Information	Page

MARKET CAPITALIZATION

(Unaudited, amounts in thousands, except per share data)

Market data	March 31, 2022
Common shares outstanding	60,522
Common units outstanding	16,181
Common shares and common units outstanding	76,703
Market price per common share	$37.89
Equity market capitalization	$2,906,277
Total debt	$1,661,000
Total market capitalization	$4,567,277
Less: Cash on hand	$(73,573)
Total enterprise value	$4,493,704
Total unencumbered assets, gross	$3,591,986

Total debt/Total capitalization			36.4%
Total debt/Total enterprise value			37.0%
Net debt/Total enterprise value (1)			35.3%
Total unencumbered assets, gross/Unsecured debt			231.7%

	Quarter Annualized		Trailing 12 Months
Total debt/Adjusted EBITDA (2)(3)	7.1	x	7.3	x
Net debt/Adjusted EBITDA (1)(2)(3)	6.8	x	7.0	x
Interest coverage ratio (4)	3.9	x	3.8	x
Fixed charge coverage ratio (4)	3.9	x	3.8	x

Debt Maturity Schedule
as of March 31, 2022
Principal Repayment (in millions)
$600
$400
$200
$0
$111
$150
$100
$200
$350
$100
$150
$500
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
Secured Debt
Unsecured Debt

Weighted Average Fixed Interest Rate	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
	4.0%	2.6%	3.8%	4.5%	—%	3.5%	—%	4.2%	3.9%	3.4%

Total Weighed Average Fixed Interest Rate:	3.64%
Weighted Average Term to Maturity:	5.5

Credit Ratings
Rating Agency	Rating	Outlook
Fitch	BBB	Stable
Moody's	Baa3	Stable
Standard & Poors	BBB-	Stable
Notes:
(1)    Net debt is equal to total debt less cash on hand.
(2)    See Glossary of Terms for discussion of EBITDA and Adjusted EBITDA.
(3)    As used here, Adjusted EBITDA represents the actual for the three months ended March 31, 2022, annualized.
(4)    Calculated as Adjusted EBITDA divided by interest on borrowed funds, including capitalized interest and excluding debt fair value adjustments and loan fee amortization.

Adjusted EBITDA is a non-GAAP supplemental earnings measure which we consider meaningful in measuring our operating performance. Reconciliations of Adjusted EBITDA to net income are included in the Glossary of Terms.

First Quarter 2022 Supplemental Information	Page

SUMMARY OF DEVELOPMENT OPPORTUNITIES

Our portfolio has numerous potential opportunities to create future shareholder value. These opportunities could be subject to government approvals, lender consents, tenant consents, market conditions, availability of debt and/or equity financing, etc. Many of these opportunities are in their preliminary stages and may not ultimately come to fruition. This schedule will update as we modify various assumptions and markets conditions change. Square footages and units set forth below are estimates only and ultimately may differ materially from actual square footages and units.

Development/Redevelopment Projects

								Project Costs (in thousands) (3)
		Start Date	Completion Date	Estimated Stabilized Yield (1)	Rentable Square Feet	Percent Leased	Estimated Stabilization Date (2)	Cost Incurred to Date	Total Estimated Investment

Property	Location
Office Property:
La Jolla Commons	University Town Center, San Diego, CA	April 2021	September 2023	6.5% - 7.5%	213,000	—%	2024	$69,650	$175,000

One Beach Street	San Francisco, CA	February 2021	August 2022	TBD	102,000	—%	2023	$25,341	$42,800

Development/Redevelopment Pipeline
Property	Property Type	Location	Estimated Rentable Square Feet	Multifamily Units	Opportunity
Waikele Center	Retail	Honolulu, HI	90,000	N/A	Development of 90,000 square feet retail building (former KMart Space)
Lomas Santa Fe Plaza	Retail	Solana Beach, CA	45,000	N/A	Development of 45,000 square feet retail building
Lloyd Portfolio - multiple phases (4)	Mixed Use	Portland, OR
Phase 2A - Oregon Square			33,000	N/A	Remodel and repurpose a 33,000 square feet office building into flexible creative office space

Phase 2B - Oregon Square			385,000	N/A	Development of build-to-suit office towers

Notes:
(1)    The estimated stabilized yield is calculated based on total estimated project costs, as defined above, when the project has reached stabilized occupancy.
(2)    Based on management's estimation of stabilized occupancy (90%).
(3)    Project costs exclude capitalized interest cost which is calculated in accordance with Accounting Standards Codification 835-20-50-1.
(4)    The Lloyd Portfolio was acquired in 2011, consisting of approximately 600,000 rentable square feet on more than 16 acres located in the Lloyd District of Portland, Oregon. The portion of the property that has been designated for additional development is expected to include a high density, transit oriented, mixed-use urban village, with the potential to be in excess of approximately three million square feet. The entitlement for such development opportunity allows a 12:1 Floor Area Ratio with a 250 foot height limit and provides for retail, office and/or multifamily development.  Additional development plans are in the early stages and will continue to progress as demand and economic conditions allow.

First Quarter 2022 Supplemental Information	Page

PORTFOLIO DATA

First Quarter 2022 Supplemental Information	Page

PROPERTY REPORT

As of March 31, 2022				Office and Retail Portfolios
				Net			Annualized
			Number	Rentable			Base Rent per
		Year Built/	of	Square	Percentage	Annualized	Square
Property	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Foot (4)	Retail Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Office Properties
La Jolla Commons	San Diego, CA	2008/2014	2	724,208	98.6%	$43,428,157	$60.82
Torrey Reserve Campus	San Diego, CA	1996-2000/2014-2016/2021	14	521,740	90.3%	22,377,289	47.50
Torrey Point	San Diego, CA	2017	2	93,264	94.9	5,306,842	59.96
Solana Crossing	Solana Beach, CA	1982/2005	4	224,009	84.9	8,205,754	43.15
The Landmark at One Market (7)	San Francisco, CA	1917/2000	1	422,426	100.0	39,555,215	93.64
One Beach Street	San Francisco, CA	1924/1972/1987/1992	1	100,270	—	—	—
First & Main	Portland, OR	2010	1	360,314	94.3	10,909,451	32.11
Lloyd Portfolio	Portland, OR	1940-2015	3	515,928	98.3	16,896,037	33.32
City Center Bellevue	Bellevue, WA	1987	1	496,437	96.3	24,137,070	50.49
Eastgate Office Park	Bellevue, WA	1985	4	280,053	84.8	9,422,211	39.67
Corporate Campus East III	Bellevue, WA	1986	4	157,163	86.8	5,371,427	39.37
Bel-Spring 520	Bellevue, WA	1983	2	92,410	68.3%	2,691,151	$42.64
Subtotal/Weighted Average Office Portfolio (8)			39	3,988,222	91.5%	$188,300,604	$51.60
Retail Properties
Carmel Country Plaza	San Diego, CA	1991	9	78,098	84.2%	$3,547,120	$53.94		Sharp Healthcare, San Diego County Credit Union
Carmel Mountain Plaza (9)	San Diego, CA	1994/2014	15	528,416	95.1	13,264,191	26.40	At Home Stores	Dick's Sporting Goods, Sprouts Farmers Market, Nordstrom Rack
South Bay Marketplace (9)	San Diego, CA	1997	9	132,877	100.0	2,456,014	18.48		Ross Dress for Less, Grocery Outlet
Gateway Marketplace	San Diego, CA	1997/2016	3	127,861	100.0	2,657,205	20.78	Hobby Lobby	Smart & Final, Aldi
Lomas Santa Fe Plaza	Solana Beach, CA	1972/1997	9	208,297	96.4	6,174,760	30.75		Vons, Home Goods
Solana Beach Towne Centre	Solana Beach, CA	1973/2000/2004	12	246,651	93.9	6,437,840	27.80		Dixieline Probuild, Marshalls
Del Monte Center (9)	Monterey, CA	1967/1984/2006	16	673,155	81.1	8,806,783	16.13	Macy's	Century Theatres, Whole Foods Market
Geary Marketplace	Walnut Creek, CA	2012	3	35,159	100.0	1,279,690	36.40		Sprouts Farmers Market
The Shops at Kalakaua	Honolulu, HI	1971/2006	3	11,671	77.7	1,032,073	113.81		Hawaii Beachware & Fashion, Diesel U.S.A. Inc.
Waikele Center	Waipahu, HI	1993/2008	9	418,047	100.0	12,262,921	29.33	Lowe's, Safeway	UFC Gym, OfficeMax, Old Navy
Alamo Quarry Market (9)	San Antonio, TX	1997/1999	16	588,148	93.6	13,917,818	25.28	Regal Cinemas	Whole Foods Market, Nordstrom Rack
Hassalo on Eighth	Portland, OR	2015	3	44,236	71.0	1,020,659	32.50		Providence Health & Services, Sola Salons
Subtotal/Weighted Average Retail Portfolio (8)			107	3,092,616	92.2%	$72,857,074	$25.55
Total/Weighted Average Office and Retail Portfolio (8)			146	7,080,838	91.8%	$261,157,678	$40.18

First Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

As of March 31, 2022
			Number				Average Monthly
		Year Built/	of		Percentage	Annualized	Base Rent per
Property	Location	Renovated	Buildings	Units	Leased (2)	Base Rent (3)	Leased Unit (4)
Loma Palisades	San Diego, CA	1958/2001 - 2008/2021	80	548	97.3%	$15,277,872	$2,388
Imperial Beach Gardens	Imperial Beach, CA	1959/2008	26	160	97.5	4,064,940	$2,171
Mariner's Point	Imperial Beach, CA	1986	8	88	96.6	2,062,044	$2,021
Santa Fe Park RV Resort (10)	San Diego, CA	1971/2007-2008	1	126	88.1	1,943,196	$1,459
Pacific Ridge Apartments	San Diego, CA	2013	3	533	96.1	19,078,404	$3,104
Hassalo on Eighth - Velomor	Portland, OR	2015	1	177	92.1	2,991,060	$1,529
Hassalo on Eighth - Aster Tower	Portland, OR	2015	1	337	92.9	5,765,316	$1,535
Hassalo on Eighth - Elwood	Portland, OR	2015	1	143	90.2	2,327,976	$1,504
Total/Weighted Average Multifamily Portfolio			121	2,112	94.8%	$53,510,808	$2,227

Mixed-Use Portfolio
			Number	Net Rentable			Annualized Base
		Year Built/	of	Square	Percentage	Annualized	Rent per Leased	Retail
Retail Portion	Location	Renovated	Buildings	Feet (1)	Leased (2)	Base Rent (3)	Square Foot (4)	Anchor Tenant(s) (5)	Other Principal Retail Tenants (6)
Waikiki Beach Walk - Retail	Honolulu, HI	2006	3	93,925	94.3%	$8,101,688	$91.47		Yard House, Roy's

			Number				Annualized
		Year Built/	of		Average	Average	Revenue per
Hotel Portion	Location	Renovated	Buildings	Units	Occupancy (11)	Daily Rate (11)	Available Room (11)
Waikiki Beach Walk - Embassy Suites™	Honolulu, HI	2008/2014/2020	2	369	72.8%	$333.17	$242.55
Notes:
(1)    The net rentable square feet for each of our retail properties and the retail portion of our mixed-use property is the sum of (1) the square footages of existing leases, plus (2) for available space, the field-verified square footage. The net rentable square feet for each of our office properties is the sum of (1) the square footages of existing leases, plus (2) for available space, management’s estimate of net rentable square feet based, in part, on past leases. The net rentable square feet included in such office leases is generally determined consistently with the Building Owners and Managers Association, 2010 measurement guidelines. Net rentable square footage may be adjusted from the prior periods to reflect re-measurement of leased space at the properties.
(2)    Percentage leased for each of our retail and office properties and the retail portion of the mixed-use property includes square footage under leases as of March 31, 2022, including leases which may not have commenced as of March 31, 2022. Percentage leased for our multifamily properties includes total units rented as of March 31, 2022.
(3)     Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) under commenced leases for the month ended March 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. The foregoing notwithstanding:
•The annualized base rent for La Jolla Commons has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $31,002,692 to our estimate of annual triple net operating expenses of $12,425,464 for an estimated annualized base rent on a modified gross lease basis of $43,428,156 for La Jolla Commons.
•The annualized base rent for Eastgate Office Park has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $6,547,142 to our estimate of annual triple net operating expenses of $2,875,069 for an estimated annualized base rent on a modified gross lease basis of $9,422,211 for Eastgate Office Park.
•The annualized base rent for Corporate Campus East III has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $3,730,889 to our estimate of annual triple net operating expenses of $1,640,538 for an estimated annualized base rent on a modified gross lease basis of $5,371,427 for Corporate Campus East III.
•The annualized base rent for Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases, by adding the contractual annualized triple net base rent of $1,903,314 to our estimate of annual triple net operating expenses of $787,837 for an estimated annualized base rent on a modified gross lease basis of $2,691,151 for Bel-Spring 520.
(4)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2022. Annualized base rent per leased unit is calculated by dividing annualized base rent by units under lease as of March 31, 2022. The foregoing notwithstanding, the annualized base rent per leased square foot for La Jolla Commons, Eastgate Office Park, Corporate Campus East III and Bel-Spring 520 has been adjusted for this presentation to reflect that the contractual triple net leases were instead structured as modified gross leases. See footnote 3 for further explanation.

First Quarter 2022 Supplemental Information	Page

PROPERTY REPORT (CONTINUED)

(5)    Retail anchor tenants are defined as retail tenants leasing 50,000 square feet or more.
(6)    Other principal retail tenants, excluding anchor tenants.
(7)    This property contains 422,426 net rentable square feet consisting of The Landmark at One Market (378,206 net rentable square feet) as well as a separate long-term leasehold interest in approximately 44,220 net rentable square feet of space located in an adjacent six-story leasehold known as the Annex. We currently lease the Annex from an affiliate of the Paramount Group pursuant to a long-term master lease effective through June 30, 2026, which we have the option to extend until 2031 pursuant to one five-year extension option.
(8)    Lease data for signed but not commenced leases as of March 31, 2022 is in the following table:

	Leased Square Feet		Annualized Base	Pro Forma Annualized
	Under Signed But	Annualized	Rent per	Base Rent per
	Not Commenced Leases (a)	Base Rent (b)	Leased Square Foot (b)	Leased Square Foot (c)
Office Portfolio	104,564	$7,473,621	$71.47	$53.67
Retail Portfolio	48,751	$1,399,840	$28.71	$26.05
Total Retail and Office Portfolio	153,315	$8,873,461	$57.88	$41.55
(a)    Office portfolio leases signed but not commenced of 10,913, 21,006, 33,292, 4,411 and 34,942 square feet are expected to commence during the second, third and fourth quarters of 2022 and the first and fourth quarters of 2023, respectively. Retail portfolio leases signed but not commenced of 4,914, 23,019, 4,018 and 16,800 square feet are expected to commence during the second, third and fourth quarters of 2022, and the second quarter of 2023, respectively.
(b)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for signed but not commenced leases as of March 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses. Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage for signed by not commenced leases.
(c)     Pro forma annualized base rent is calculated by dividing annualized base rent for commenced leases and for signed but not commenced leases as of March 31, 2022, by square footage under lease as of March 31, 2022.
(9)    Net rentable square feet at certain of our retail properties includes pad sites leased pursuant to the ground leases in the following table:

Property	Number of Ground Leases	Square Footage Leased Pursuant to Ground Leases (a)	Aggregate Annualized Base Rent
Carmel Mountain Plaza	5	17,607	$805,561
South Bay Marketplace	1	2,824	$102,276
Del Monte Center	1	212,500	$96,000
Alamo Quarry Market	3	20,694	$385,506
(10)    The Santa Fe Park RV Resort is subject to seasonal variation, with higher rates of occupancy occurring during the summer months. During the 12 months ended March 31, 2022, the highest average monthly occupancy rate for this property was 94%, occurring in December 2021. The number of units at the Santa Fe Park RV Resort includes 122 RV spaces and four apartments.
(11)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for the three months ended March 31, 2022 by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for the three months ended March 31, 2022 and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2022 Supplemental Information	Page

OFFICE LEASING SUMMARY

As of March 31, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	10	100%	103,941	$77.58	$68.94	$897,892	12.5%	17.6%	3.9	$2,842,679	$27.35
4th Quarter 2021	10	100%	67,835	$48.61	$41.21	$501,419	17.9%	26.5%	3.8	$2,058,774	$30.35
3rd Quarter 2021	5	100%	9,269	$42.62	$39.32	$30,555	8.4%	13.5%	4.3	$274,672	$29.63
2nd Quarter 2021	13	100%	47,380	$47.16	$43.16	$189,381	9.3%	14.7%	3.6	$336,658	$7.11
Total 12 months	38	100%	228,425	$61.25	$54.16	$1,619,247	13.1%	19.1%	3.8	$5,512,783	$24.14

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	2	20%	13,086	$55.76	$54.52	$16,215	2.3%	30.1%	6.4	$591,171	$45.18
4th Quarter 2021	2	20%	30,584	$55.93	$42.31	$416,743	32.2%	44.9%	5.9	$1,933,215	$63.21
3rd Quarter 2021	2	40%	6,451	$38.77	$34.63	$26,723	12.0%	16.5%	5.0	$252,672	$39.17
2nd Quarter 2021	5	38%	14,284	$45.40	$41.88	$50,347	8.4%	11.7%	4.6	$335,246	$23.47
Total 12 months	11	29%	64,405	$51.84	$43.93	$510,028	18.0%	32.9%	5.6	$3,112,304	$48.32

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	8	80%	90,855	$80.73	$71.02	$881,677	13.7%	16.4%	3.6	$2,251,508	$24.78
4th Quarter 2021	8	80%	37,251	$42.59	$40.32	$84,676	5.6%	9.7%	2.1	$125,559	$3.37
3rd Quarter 2021	3	60%	2,818	$51.44	$50.08	$3,832	2.7%	8.1%	2.6	$22,000	$7.81
2nd Quarter 2021	8	62%	33,096	$47.92	$43.72	$139,034	9.6%	15.8%	3.1	$1,412	$0.04
Total 12 months	27	71%	164,020	$64.94	$58.18	$1,109,219	11.6%	15.1%	3.1	$2,400,479	$14.63

Total Lease Summary - Comparable and Non-Comparable
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	19	169,848	$69.31	5.5	$8,527,244	$50.21
4th Quarter 2021	18	129,690	$53.28	5.6	$7,771,227	$59.92
3rd Quarter 2021	6	13,064	$47.96	3.4	$274,672	$21.03
2nd Quarter 2021	14	47,684	$47.22	3.6	$359,458	$7.54
Total 12 months	57	360,286	$59.84	5.2	$16,932,601	$47.00
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2022 Supplemental Information	Page

RETAIL LEASING SUMMARY

As of March 31, 2022
Total Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	16	100%	77,708	$35.05	$37.20	$(166,622)	(5.8)%	13.5%	4.6	$456,000	$5.87
4th Quarter 2021	16	100%	60,343	$35.70	$38.23	$(152,659)	(6.6)%	5.2%	3.9	$88,000	$1.46
3rd Quarter 2021	23	100%	116,877	$36.77	$37.58	$(94,939)	(2.2)%	6.7%	4.1	$1,563,500	$13.38
2nd Quarter 2021	26	100%	109,875	$47.42	$59.48	$(1,325,297)	(20.3)%	(15.7)%	5.9	$2,097,825	$19.09
Total 12 months	81	100%	364,803	$39.43	$44.20	$(1,739,517)	(10.8)%	(1.6)%	4.7	$4,205,325	$11.53

New Lease Summary - Comparable (1)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	1	6%	5,500	$39.60	$26.18	$73,797	51.2%	—%	10.1	$176,000	$32.00
4th Quarter 2021	3	19%	3,114	$65.27	$83.58	$(57,007)	(21.9)%	(11.4)%	4.1	$78,000	$25.05
3rd Quarter 2021	1	4%	7,000	$32.00	$23.78	$57,575	34.6%	74.6%	10.8	$1,505,000	$215.00
2nd Quarter 2021	6	23%	50,869	$42.00	$67.28	$(1,286,156)	(37.6)%	(24.6)%	9.6	$2,050,825	$40.32
Total 12 months	11	14%	66,483	$41.84	$60.06	$(1,211,791)	(30.3)%	(13.3)%	9.5	$3,809,825	$57.31

Renewal Lease Summary - Comparable (1)(5)
	Number of Leases Signed	% of Comparable Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Prior Rent Per Sq. Ft. (3)	Annual Change in Rent	Cash Basis % Change Over Prior Rent	Straight-Line Basis % Change Over Prior Rent	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	15	94%	72,208	$34.71	$38.03	$(240,419)	(8.8)%	2.4%	4.2	$280,000	$3.88
4th Quarter 2021	13	81%	57,229	$34.10	$35.77	$(95,652)	(4.7)%	9.3%	3.9	$10,000	$0.17
3rd Quarter 2021	22	96%	109,877	$37.07	$38.46	$(152,514)	(3.6)%	3.4%	3.7	$58,500	$0.53
2nd Quarter 2021	20	77%	59,006	$52.09	$52.75	$(39,141)	(1.3)%	4.8%	2.7	$47,000	$0.80
Total 12 months	70	86%	298,320	$38.90	$40.67	$(527,726)	(4.3)%	4.2%	3.7	$395,500	$1.33

Total Lease Summary - Comparable and Non-Comparable (1)
	Number of Leases Signed	Net Rentable Square Feet Signed	Contractual Rent Per Sq. Ft. (2)	Weighted Average Lease Term (4)	Tenant Improvements & Incentives	Tenant Improvements & Incentives Per Sq. Ft.

Quarter
1st Quarter 2022	20	87,903	$37.25	5.1	$1,282,094	$14.59
4th Quarter 2021	20	95,963	$32.37	6.0	$3,399,809	$35.43
3rd Quarter 2021	30	129,325	$36.80	4.5	$2,442,851	$18.89
2nd Quarter 2021	30	123,835	$45.58	6.2	$3,007,025	$24.28
Total 12 months	100	437,026	$38.41	5.4	$10,131,779	$23.18
Notes:
(1)    Comparable leases represent those leases signed on spaces for which there was a previous lease, including leases signed for the retail portion of our mixed-use property.
(2)    Contractual rent represents contractual minimum rent under the new lease for the first twelve months of the term.
(3)    Prior rent represents the minimum rent paid under the previous lease in the final twelve months of the term.
(4)    Weighted average is calculated on the basis of square footage.
(5)    Excludes renewals at fixed contractual rates specified in the lease.

First Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY

As of March 31, 2022
Lease Summary - Loma Palisades
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	533	97.3%	$15,277,872	$2,388
4th Quarter 2021	534	97.5%	$15,005,424	$2,340
3rd Quarter 2021	542	98.9%	$14,635,764	$2,250
2nd Quarter 2021	507	92.5%	$13,282,140	$2,184

Lease Summary - Imperial Beach Gardens
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	156	97.5%	$4,064,940	$2,171
4th Quarter 2021	153	95.6%	$4,134,048	$2,252
3rd Quarter 2021	156	97.5%	$3,989,664	$2,131
2nd Quarter 2021	152	95.0%	$3,995,520	$2,191

Lease Summary - Mariner's Point
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	85	96.6%	$2,062,044	$2,021
4th Quarter 2021	84	95.5%	$1,988,148	$1,971
3rd Quarter 2021	88	100.0%	$2,002,440	$1,896
2nd Quarter 2021	87	98.9%	$1,948,644	$1,866

Lease Summary - Santa Fe Park RV Resort
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	111	88.1%	$1,943,196	$1,459
4th Quarter 2021	118	93.7%	$1,793,688	$1,266
3rd Quarter 2021	108	85.7%	$1,629,444	$1,257
2nd Quarter 2021	107	84.9%	$1,938,312	$1,510

Lease Summary - Pacific Ridge Apartments
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	512	96.1%	$19,078,404	$3,104
4th Quarter 2021	521	97.7%	$19,541,508	$3,127
3rd Quarter 2021	527	98.9%	$19,166,088	$3,030
2nd Quarter 2021	381	71.5%	$13,299,504	$2,908

First Quarter 2022 Supplemental Information	Page

MULTIFAMILY LEASING SUMMARY (CONTINUED)

As of March 31, 2022
Lease Summary - Hassalo on Eighth - Velomor
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	163	92.1%	$2,991,060	$1,529
4th Quarter 2021	169	95.5%	$3,055,992	$1,507
3rd Quarter 2021	168	94.9%	$3,031,260	$1,504
2nd Quarter 2021	165	93.2%	$2,798,640	$1,414

Lease Summary - Hassalo on Eighth - Aster Tower
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	313	92.9%	$5,765,316	$1,535
4th Quarter 2021	313	92.9%	$5,715,888	$1,521
3rd Quarter 2021	325	96.4%	$5,736,348	$1,471
2nd Quarter 2021	322	95.6%	$5,653,464	$1,462

Lease Summary - Hassalo on Eighth - Elwood
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	129	90.2%	$2,327,976	$1,504
4th Quarter 2021	136	95.1%	$2,322,624	$1,423
3rd Quarter 2021	136	95.1%	$2,269,248	$1,391
2nd Quarter 2021	134	93.7%	$2,176,164	$1,353

Total Multifamily Lease Summary
	Number of Leased Units	Percentage leased (1)	Annualized Base Rent (2)	Average Monthly Base Rent per Leased Unit (3)
Quarter
1st Quarter 2022	2,002	94.8%	$53,510,808	$2,227
4th Quarter 2021	2,028	96.0%	$53,557,320	$2,201
3rd Quarter 2021	2,050	97.1%	$52,460,256	$2,132
2nd Quarter 2021	1,855	87.8%	$45,092,388	$2,026

Notes:
(1)    Percentage leased for our multifamily properties includes total units rented as of each respective quarter end date.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) as of each respective quarter end date.
(3)    Annualized base rent per leased unit is calculated by dividing annualized base rent, by units under lease as of each respective quarter end date.

First Quarter 2022 Supplemental Information	Page

MIXED-USE LEASING SUMMARY

As of March 31, 2022
Lease Summary - Retail Portion
	Number of Leased Square Feet	Percentage leased (1)	Annualized Base Rent (2)	Annualized Base Rent per Leased Square Foot (3)
Quarter
1st Quarter 2022	88,532	94.3%	$8,101,688	$91
4th Quarter 2021	84,117	89.6%	$6,413,365	$76
3rd Quarter 2021	83,790	86.6%	$5,953,268	$71
2nd Quarter 2021	86,216	89.2%	$7,395,322	$86

Lease Summary - Hotel Portion
	Number of Leased Units	Average Occupancy (4)	Average Daily Rate (4)	Annualized Revenue per Available Room (4)
Quarter
1st Quarter 2022	269	72.8%	$333	$243
4th Quarter 2021	268	72.6%	$297	$215
3rd Quarter 2021	287	77.9%	$309	$240
2nd Quarter 2021	248	67.2%	$274	$184
Notes:
(1)    Percentage leased for mixed-use property includes square footage under leases as of March 31, 2022, including leases which may not have commenced as of March 31, 2022.
(2)    Annualized base rent is calculated by multiplying base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2022 by 12. In the case of triple net or modified gross leases, annualized base rent does not include tenant reimbursements for real estate taxes, insurance, common area or other operating expenses.
(3)    Annualized base rent per leased square foot is calculated by dividing annualized base rent, by square footage under lease as of March 31, 2022.
(4)    Average occupancy represents the percentage of available units that were sold during the three months ended March 31, 2022, and is calculated by dividing the number of units sold by the product of the total number of units and the total number of days in the period. Average daily rate represents the average rate paid for the units sold and is calculated by dividing the total room revenue (i.e., excluding food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services) for each respective quarter period by the number of units sold. Revenue per available room, or RevPAR, represents the total unit revenue per total available units for each respective quarter period and is calculated by multiplying average occupancy by the average daily rate. RevPAR does not include food and beverage revenues or other hotel operations revenues such as telephone, parking and other guest services.

First Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS

As of March 31, 2022
Assumes no exercise of lease options
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	39,877	1.0%	0.6%	$1.43	11,694	0.4%	0.2%	$50.94	6,215	6.6%	0.1%	$5.79	57,786	0.8%	$11.92
2022	270,509	6.8	3.8	$38.32	183,544	5.9	2.6	$25.41	6,712	7.1	0.1	$79.87	460,765	6.4	$33.78
2023	388,200	9.7	5.4	$53.59	249,027	8.1	3.5	$27.74	6,460	6.9	0.1	$45.81	643,687	9.0	$43.51
2024	288,839	7.2	4.0	$43.98	474,244	15.3	6.6	$29.65	10,811	11.5	0.2	$118.75	773,894	10.8	$36.24
2025	346,764	8.7	4.8	$39.06	232,990	7.5	3.2	$32.41	18,560	19.8	0.3	$90.19	598,314	8.3	$38.06
2026	341,973	8.6	4.8	$41.36	270,344	8.7	3.8	$32.71	5,096	5.4	0.1	$176.44	617,413	8.6	$38.69
2027	398,631	10.0	5.6	$50.79	291,449	9.4	4.1	$30.51	3,553	3.8	—	$86.30	693,633	9.7	$42.45
2028	149,092	3.7	2.1	$49.44	570,348	18.4	7.9	$15.16	8,820	9.4	0.1	$161.50	728,260	10.2	$23.95
2029	824,199	20.7	11.5	$62.00	179,248	5.8	2.5	$19.40	1,055	1.1	—	$195.96	1,004,502	14.0	$54.54
2030	224,878	5.6	3.1	$37.94	43,630	1.4	0.6	$37.16	—	—	—	—	268,508	3.7	$37.81
2031	145,236	3.6	2.0	$41.91	119,558	3.9	1.7	$21.54	14,965	15.9	0.2	$96.15	279,759	3.9	$36.11
Thereafter	125,231	3.1	1.7	$44.86	176,203	5.7	2.5	$28.50	—	—	—	—	301,434	4.2	$35.30
Signed Leases Not Commenced	104,564	2.6	1.5	—	48,751	1.6	0.7	—	6,285	6.7	0.1	—	159,600	2.2	—
Available	340,229	8.5	4.7	—	241,586	7.8	3.4	—	5,393	5.7	0.1	—	587,208	8.2	—
Total (2)	3,988,222	100.0%	55.6%	$42.77	3,092,616	100.0%	43.1%	$23.56	93,925	100.0%	1.3%	$86.26	7,174,763	100.0%	$35.06

Assumes all lease options are exercised
	Office				Retail				Mixed-Use (Retail Portion Only)				Total
		% of	% of	Annualized		% of	% of	Annualized		% of	% of	Annualized		% of	Annualized
	Expiring	Office	Total	Base Rent	Expiring	Retail	Total	Base Rent	Expiring	Mixed-Use	Total	Base Rent	Expiring	Total	Base Rent
Year	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)	Sq. Ft.	Sq. Ft.	Per Sq. Ft.(1)
Month to Month	39,877	1.0%	0.6%	$1.43	11,694	0.4%	0.2%	$50.94	6,215	6.6%	0.1%	$5.79	57,786	0.8%	$11.92
2022	144,852	3.6	2.0	$35.52	48,796	1.6	0.7	$28.90	6,712	7.1	0.1	$79.87	200,360	2.8	$35.39
2023	131,461	3.3	1.8	$45.31	126,160	4.1	1.8	$34.16	6,110	6.5	0.1	$38.13	263,731	3.7	$39.81
2024	55,092	1.4	0.8	$45.72	225,214	7.3	3.1	$31.86	5,759	6.1	0.1	$152.81	286,065	4.0	$36.96
2025	103,690	2.6	1.4	$45.14	72,260	2.3	1.0	$33.88	7,002	7.5	0.1	$168.09	182,952	2.5	$45.40
2026	42,554	1.1	0.6	$32.68	62,085	2.0	0.9	$43.70	5,096	5.4	0.1	$176.44	109,735	1.5	$45.59
2027	112,374	2.8	1.6	$48.27	178,359	5.8	2.5	$30.10	3,553	3.8	—	$86.30	294,286	4.1	$37.72
2028	138,149	3.5	1.9	$38.95	144,824	4.7	2.0	$22.38	1,906	2.0	—	$215.88	284,879	4.0	$31.71
2029	221,922	5.6	3.1	$43.16	102,395	3.3	1.4	$31.30	6,457	6.9	0.1	$104.32	330,774	4.6	$40.68
2030	261,027	6.5	3.6	$35.50	65,058	2.1	0.9	$35.34	11,558	12.3	0.2	$43.00	337,643	4.7	$35.73
2031	219,672	5.5	3.1	$47.83	108,007	3.5	1.5	$37.28	14,965	15.9	0.2	$96.15	342,644	4.8	$46.61
Thereafter	2,072,759	52.0	28.9	$53.39	1,657,427	53.6	23.1	$21.76	6,914	7.4	0.1	$146.51	3,737,100	52.1	$39.53
Signed Leases Not Commenced	104,564	2.6	1.5	—	48,751	1.6	0.7	—	6,285	6.7	0.1	—	159,600	2.2	—
Available	340,229	8.5	4.7	—	241,586	7.8	3.4	—	5,393	5.7	0.1	—	587,208	8.2	—
Total (2)	3,988,222	100.0%	55.6%	$42.77	3,092,616	100.0%	43.1%	$23.56	93,925	100.0%	1.3%	$86.26	7,174,763	100.0%	$35.06

First Quarter 2022 Supplemental Information	Page

LEASE EXPIRATIONS (CONTINUED)

As of March 31, 2022
Notes:
(1)    Annualized base rent per leased square foot is calculated by dividing (i) annualized base rent for leases expiring during the applicable period, by (ii) square footage under such expiring leases. Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended March 31, 2022 for the leases expiring during the applicable period by (ii) 12 months.
(2)    Individual items may not add up to total due to rounding.

First Quarter 2022 Supplemental Information	Page

PORTFOLIO LEASED STATISTICS

	At March 31, 2022				At March 31, 2021
Type	Size	Leased (1)		Leased %	Size	Leased (1)		Leased %
Overall Portfolio(2) Statistics
Office Properties (square feet)	3,988,222	3,647,993		91.5%	3,447,278	3,150,845		91.4%
Retail Properties (square feet)	3,092,616	2,851,030		92.2%	3,092,428	2,806,653		90.8%
Multifamily Properties (units)	2,112	2,002		94.8%	2,112	1,940		91.9%
Mixed-Use Properties (square feet)	93,925	88,532		94.3%	96,707	85,292		88.2%
Mixed-Use Properties (units)	369	269	(3)	72.8%	369	175	(3)	47.5%

Same-Store(2) Statistics
Office Properties (square feet)(4)	3,358,326	3,210,772		95.6%	3,347,008	3,135,398		93.7%
Retail Properties (square feet)	3,092,616	2,851,030		92.2%	3,092,428	2,806,653		90.8%
Multifamily Properties (units)	2,112	2,002		94.8%	2,112	1,940		91.9%
Mixed-Use Properties (square feet)	93,925	88,532		94.3%	96,707	85,292		88.2%
Mixed-Use Properties (units)	369	269	(3)	72.8%	369	175	(3)	47.5%

Notes:
(1)    Leased square feet includes square feet under lease as of each date, including leases which may not have commenced as of that date. Leased units for our multifamily properties include total units rented as of that date.
(2)    See Glossary of Terms.
(3)    Represents average occupancy for the three months ended March 31, 2022 and 2021.
(4)    The same-store portfolio excludes One Beach Street due to significant redevelopment activity, Eastgate Office Park, which was acquired on July 7, 2021, Corporate Campus East III, which was acquired on September 10, 2021, and Bel-Spring 520, which was acquired on March 8, 2022.

First Quarter 2022 Supplemental Information	Page

TOP TENANTS - OFFICE

As of March 31, 2022
	Tenant	Property	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Office	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Office	Annualized Base Rent as a Percentage of Total
1	Google LLC	The Landmark at One Market	12/31/2029	253,198	6.3%	3.5%	$25,651,314	13.6%	9.5%
2	LPL Holdings, Inc.	La Jolla Commons	4/30/2029	421,001	10.6	5.9	18,724,794	9.9	7.0
3	Autodesk, Inc. (1)	The Landmark at One Market	12/31/2023 12/31/2027	138,615	3.5	1.9	12,965,599	6.9	4.8
4	Smartsheet, Inc. (2)	City Center Bellevue	12/31/2026 4/30/2029	123,041	3.1	1.7	6,738,245	3.6	2.5
5	VMware, Inc. (3)	City Center Bellevue	11/30/2022 5/31/2025 9/30/2027	109,985	2.8	1.5	5,612,068	3.0	2.1
6	Illumina, Inc.	La Jolla Commons	10/31/2027	73,176	1.8	1.0	4,453,345	2.4	1.7
7	Clearesult Operating, LLC	First & Main	4/30/2025	101,848	2.6	1.4	3,354,549	1.8	1.2
8	State of Oregon: Department of Environmental Quality	Lloyd Portfolio	10/31/2031	87,787	2.2	1.2	2,849,538	1.5	1.1
9	Genentech, Inc.	Lloyd Portfolio	10/31/2026	66,852	1.7	0.9	2,269,545	1.2	0.8
10	Internal Revenue Service	First & Main	8/31/2030	63,648	1.6	0.9	2,189,700	1.2	0.8
	Top 10 Office Tenants Total			1,439,151	36.2%	19.9%	$84,808,697	45.1%	31.5%

Notes:
(1)     For Autodesk, Inc., 92,820 and 45,795 of leased square feet are set to expire on December 31, 2023 and 2027, respectively.
(2)     For Smartsheet, Inc., 73,669 and 49,372 of leased square feet are set to expire on December 31, 2026 and April 30, 2029, respectively.
(3)     For VMWare, Inc., 54,643, 18,240, and 37,102 of leased square feet are set to expire on November 30, 2022, May 31, 2025, and September 30, 2027, respectively.

First Quarter 2022 Supplemental Information	Page

TOP TENANTS - RETAIL

As of March 31, 2022
	Tenant	Property(ies)	Lease Expiration	Total Leased Square Feet	Rentable Square Feet as a Percentage of Total Retail	Rentable Square Feet as a Percentage of Total	Annualized Base Rent	Annualized Base Rent as a Percentage of Total Retail	Annualized Base Rent as a Percentage of Total
1	Lowe's	Waikele Center	5/31/2028	155,000	5.0%	2.2%	$3,720,000	5.1%	1.4%
2	Nordstrom Rack (1)	Carmel Mountain Plaza, Alamo Quarry Market	10/31/2027 9/30/2027	69,047	2.2	1.0	2,189,648	3.0	0.8
3	Sprouts Farmers Market (2)	Solana Beach Towne Centre, Carmel Mountain Plaza, Geary Marketplace	6/30/2024 3/31/2025 9/30/2032	71,431	2.3	1.0	2,121,187	2.9	0.8
4	Marshalls (3)	Solana Beach Towne Centre, Carmel Mountain Plaza	1/31/2025 1/31/2029	68,055	2.2	0.9	1,728,228	2.4	0.6
5	Vons	Lomas Santa Fe Plaza	12/31/2022	49,895	1.6	0.7	1,399,205	1.9	0.5
6	At Home Stores	Carmel Mountain Plaza	7/31/2029	107,870	3.5	1.5	1,384,552	1.9	0.5
7	Old Navy (4)	Southbay Marketplace Alamo Quarry Market Waikele Center	4/30/2023 9/30/2024 7/31/2030	52,936	1.7	0.7	1,250,327	1.7	0.5
8	Regal Cinemas	Alamo Quarry Market	3/31/2028	72,447	2.3	1.0	1,231,599	1.7	0.5
9	Safeway	Waikele Center	1/31/2040	50,050	1.6	0.7	1,201,200	1.6	0.4
10	Michaels (5)	Carmel Mountain Plaza Alamo Quarry Market	1/31/2024 2/29/2028	46,850	1.5	0.7	1,072,635	1.5	0.4
	Top 10 Retail Tenants Total			743,581	23.9%	10.4%	$17,298,581	23.7%	6.4%

Notes:
(1)     For Nordstrom Rack, 39,047 and 30,000 of leased square feet are set to expire on September 30, 2027 (Carmel Mountain Plaza) and October 31, 2027 (Alamo Quarry Marketplace), respectively.
(2)     For Sprouts Farmers Market, 14,986, 30,973 and 25,472 of leased square feet are set to expire on June 30, 2024 (Solana Beach Towne Centre), March 31, 2025 (Carmel Mountain Plaza), and September 30, 2032 (Geary Marketplace), respectively.
(3)    For Marshalls, 39,295 and 28,760 of leased square feet are set to expire on January 31, 2025 (Solana Beach Towne Centre) and 2029 (Carmel Mountain Plaza), respectively.
(4)     For Old Navy, 20,000, 15,021 and 17,915 of leased square feet are set to expire on April 30, 2023 (Southbay Marketplace), September 30, 2024 (Alamo Quarry Market), and July 31, 2030 (Waikele Center), respectively.
(5)    For Michaels, 22,969 and 23,881 of leased square feet are set to expire on January 31, 2024 (Carmel Mountain Plaza) and February 29, 2028 (Alamo Quarry Market), respectively.

First Quarter 2022 Supplemental Information	Page

APPENDIX

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA): EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA for the three months ended March 31, 2022 and 2021 is as follows:

	Three Months Ended
	March 31,
	2022	2021
Net income	$13,514	$1,733
Depreciation and amortization	30,412	27,501
Interest expense	14,666	14,005
Interest income	(36)	(74)
Income tax expense	198	127
EBITDA	$58,754	$43,292

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that begins with EBITDA and includes adjustments for certain items that we believe are not representative of ongoing operating performance. Specifically, we include an early extinguishment of debt adjustment and pro forma adjustment to reflect a full period of NOI on the operating properties we acquire during the quarter, to assume all transactions occurred at the beginning of the quarter. We use Adjusted EBITDA as a supplemental performance measure because we believe these items create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

	Three Months Ended
	March 31,
	2022	2021
EBITDA	$58,754	$43,292
Pro forma adjustments	—	—
Loss on early extinguishment of debt	—	4,271
Adjusted EBITDA	$58,754	$47,563

Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (EBITDAre): EBITDAre is a supplemental non-GAAP measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (NAREIT) defines EBITDAre as follows: net income or loss, computed in accordance with GAAP plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate including gain or loss on change of control, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates, if any. EBITDAre is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months ended March 31, 2022 and 2021 is as follows:

	Three Months Ended
	March 31,
	2022	2021
Net income	$13,514	$1,733
Depreciation and amortization	30,412	27,501
Interest expense	14,666	14,005
Interest income	(36)	(74)
Income tax expense	198	127
EBITDAre	$58,754	43,292

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items, gains and losses on sale of real estate and impairment losses. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Funds Available for Distribution (FAD): FAD is a supplemental measure of our liquidity. We compute FAD by subtracting from FFO As Adjusted tenant improvements, leasing commissions and maintenance capital expenditures, eliminating the net effect of straight-line rents, amortization of above (below) market rents for acquisition properties, the effects of other lease intangibles, adding noncash amortization of deferred financing costs and debt fair value adjustments, adding noncash compensation expense, and adding (subtracting) unrealized losses (gains) on marketable securities. FAD provides an additional perspective on our ability to fund cash needs and make distributions by adjusting FFO for the impact of certain cash and noncash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating FAD and, accordingly, our FAD may not be comparable to other REITs.

Net Operating Income (NOI): We define NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance). NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expense, other nonproperty income and losses, gains and losses from property dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, gains and losses from property dispositions, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. However, NOI should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

	Three Months Ended
	March 31,
Reconciliation of NOI to net income	2022	2021
Total NOI	$65,896	$54,386
General and administrative	(7,142)	(6,823)
Depreciation and amortization	(30,412)	(27,501)
Operating Income	$28,342	$20,062
Interest expense	(14,666)	(14,005)
Loss on early extinguishment of debt	—	(4,271)
Other income (expense), net	(162)	(53)
Net income	$13,514	$1,733
Net income attributable to restricted shares	(155)	(137)
Net income attributable to unitholders in the Operating Partnership	(2,836)	(339)
Net income attributable to American Assets Trust, Inc. stockholders	$10,523	$1,257

Overall Portfolio: Includes all operating properties owned by us as of March 31, 2022.

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Cash NOI: We define cash NOI as operating revenues (rental income, tenant reimbursements, lease termination fees, ground lease rental income and other property income) less property and related expenses (property expenses, ground lease expense, property marketing costs, real estate taxes and insurance), adjusted for non-cash revenue and operating expense items such as straight-line rent, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), amortization of lease intangibles, amortization of lease incentives and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, interest expense, other non-property income and losses, acquisition-related expense, gains and losses from property dispositions, extraordinary items, tenant improvements, and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, our cash NOI may not be comparable to the cash NOIs of other REITs. We believe cash NOI provides useful information to investors regarding the company's financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the company's properties as this measure is not affected by (1) the non-cash revenue and expense recognition items, (2) the cost of funds of the property owner, (3) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (4) general and administrative expenses and other gains and losses that are specific to the property owner. We believe the exclusion of these items from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the company's properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the company's properties but does not measure the company's performance as a whole. Cash NOI is therefore not a substitute for net income as computed in accordance with GAAP. A Reconciliation of Total Cash NOI to Operating Income is presented below:

	Three Months Ended
	March 31,
Reconciliation of Total Cash NOI to Net Income	2022	2021
Total Cash NOI	$61,436	$49,783
Non-cash revenue and other operating expenses (1)	4,460	4,603
General and administrative	(7,142)	(6,823)
Depreciation and amortization	(30,412)	(27,501)
Operating income	$28,342	$20,062
Interest expense	(14,666)	(14,005)
Loss on early extinguishment of debt	—	(4,271)
Other income (expense), net	(162)	(53)
Net income	$13,514	$1,733
(1)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Cash NOI Comparison with Redevelopment: As noted below in the definition of Same-Store, Non-Same Store and Redevelopment Same-Store, information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. Redevelopment same-store is considered by management to be an important measure because it assists in eliminating disparities due to the redevelopment of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's stabilized and redevelopment properties, as applicable. Additionally, redevelopment same-store is considered by management to be an important measure because it assists in evaluating the timing of the start and stabilization of our redevelopment opportunities and the impact that these redevelopments have in enhancing our operating performance. We present Same-Store Cash NOI Comparison with Redevelopment using cash NOI to evaluate and compare the operating performance of the company's properties, as defined above. A reconciliation of Same-Store Cash NOI Comparison with Redevelopment on a cash basis to operating income is presented below:

	Three Months Ended (1)
	March 31,
Reconciliation of Same-Store Cash NOI Comparison with Redevelopment to Operating Income	2022	2021
Same-Store Cash NOI	$58,805	$49,689
Redevelopment Cash NOI (2)	(189)	8
Same-Store Cash NOI with Redevelopment	58,616	49,697
Tenant improvement reimbursements	158	69
Total Same-Store Cash NOI with Redevelopment	$58,774	$49,766
Non-Same Store Cash NOI	2,662	17
Total Cash NOI	$61,436	$49,783
Non-cash revenue and other operating expenses (3)	4,460	4,603
General and administrative	(7,142)	(6,823)
Depreciation and amortization	(30,412)	(27,501)
Operating income	$28,342	$20,062
Interest expense	(14,666)	(14,005)
Loss on early extinguishment of debt	—	(4,271)
Other income (expense), net	(162)	(53)
Net income	$13,514	$1,733
(1)    Same-store portfolio excludes (i) One Beach Street, due to significant redevelopment activity; (ii) Eastgate Office Park which was acquired on July 7, 2021; (iii) Corporate Campus East III which was acquired on September 10, 2021; (iv) Bel-Spring 520 which was acquired on March 8, 2022 and (v) land held for development.
(2)    Redevelopment property refers to One Beach Street, and Lloyd Portfolio - Land.
(3)    Represents adjustments related to the straight-line rent income recognized during the period offset by cash received during the period and the provision for bad debts recorded for deferred rent receivable balances; the amortization of above (below) market rents, the amortization of lease incentives paid to tenants, the amortization of other lease intangibles, net change in lease receivables (solely with respect to Q2 2020 through Q4 2021), lease termination fees at Carmel Mountain Plaza, and straight-line rent expense for our leases of the Annex at The Landmark at One Market.

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Same-Store Portfolio, Non-Same Store Portfolio and Redevelopment Same-Store: Information provided on a same-store basis includes the results of properties that we owned and operated for the entirety of both periods being compared except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, properties under development, properties classified as held for development and properties classified as discontinued operations. Information provided on a redevelopment same-store basis includes the results of properties undergoing significant redevelopment for the entirety or portion of both periods being compared. The following table shows the properties included in the same-store, non-same store and redevelopment same-store portfolio for the comparative periods presented.

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Comparison of Three Months Ended
March 31, 2022 to 2021
	Same-Store	Non Same-Store	Redevelopment Same-Store
Office Properties
La Jolla Commons	X		X
Torrey Reserve Campus	X		X
Torrey Point	X		X
Solana Crossing (formerly Solana Beach Corporate Centre)	X		X
The Landmark at One Market	X		X
One Beach Street		X	X
First & Main	X		X
Lloyd Portfolio	X		X
City Center Bellevue	X		X
Eastgate Office Park		X
Corporate Campus East III		X
Bel-Spring 520		X
Retail Properties
Carmel Country Plaza	X		X
Carmel Mountain Plaza	X		X
South Bay Marketplace	X		X
Gateway Marketplace	X		X
Lomas Santa Fe Plaza	X		X
Solana Beach Towne Centre	X		X
Del Monte Center	X		X
Geary Marketplace	X		X
The Shops at Kalakaua	X		X
Waikele Center	X		X
Alamo Quarry Market	X		X
Hassalo on Eighth - Retail	X		X
Multifamily Properties
Loma Palisades	X		X
Imperial Beach Gardens	X		X
Mariner's Point	X		X
Santa Fe Park RV Resort	X		X
Pacific Ridge Apartments	X		X
Hassalo on Eighth	X		X
Mixed-Use Properties
Waikiki Beach Walk - Retail	X		X
Waikiki Beach Walk - Embassy Suites™	X		X
Development Properties
La Jolla Commons - Land		X
Solana Crossing - Land		X
Lloyd Portfolio - Land		X	X

First Quarter 2022 Supplemental Information	Page

GLOSSARY OF TERMS (CONTINUED)

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators, new entrances, etc.) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.

First Quarter 2022 Supplemental Information	Page